Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that this Schedule 13G Amendment No. 2 dated February 17, 2026 relating to the Class A common stock, par value $0.0001 per share, of Xponential Fitness, Inc. shall be filed on behalf of the undersigned.

REDWOOD CAPITAL MANAGEMENT, LLC

By: Redwood Capital Management Holdings, LP, its sole member

By: Double Twins K, LLC, its general partner

By:	/s/ Ruben Kliksberg
Name:	Ruben Kliksberg
Title:	Managing Member of the general partner

REDWOOD CAPITAL MANAGEMENT HOLDINGS, LP

By: Double Twins K, LLC, its general partner

By:	/s/ Ruben Kliksberg
Name:	Ruben Kliksberg
Title:	Managing Member of the general partner

DOUBLE TWINS K, LLC

By:	/s/ Ruben Kliksberg
Name:	Ruben Kliksberg
Title:	Managing Member

REDWOOD MASTER FUND, LTD.

By: Redwood Capital Management, LLC, its investment manager By: Redwood Capital Management Holdings, LP, its sole member By: Double Twins K, LLC, its general partner

By:	/s/ Ruben Kliksberg
Name:	Ruben Kliksberg
Title:	Managing Member of the general partner

RUBEN KLIKSBERG

By:	/s/ Ruben Kliksberg